GIBRALTAR INDUSTRIES, INC.
NON-EMPLOYEE DIRECTOR STOCK DEFERRAL PLAN

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The Compensation Committee of the Board of Directors of Gibraltar Industries, Inc., a Delaware corporation with offices at 3556 Lake Shore Road, Buffalo, New York (the “Company”) has, subject to the approval of the stockholders of the Company, authorized the establishment of the Gibraltar Industries, Inc. 2016 Stock Plan for Non-Employee Directors (the “2016 Non-Employee Director Stock Plan”) to be effective May 5, 2016, to enable the Company to grant awards of shares of common stock of the Company to the non-employee members of the Board of Directors (the “Board”) of the Company.

In connection with the Company’s establishment of the 2016 Non-Employee Director Stock Plan, the Company desires to establish a uniform set of principals under which the Company’s non-employee Directors will be permitted, effective as of January 1, 2016, to defer their receipt of shares of the Company’s common stock which they would otherwise be entitled to receive under the terms of the 2016 Non-Employee Director Stock Plan through the terms of a separate plan contained in this plan document and known as the Gibraltar Industries, Inc. Non-Employee Director Stock Deferral Plan (the “Plan”).

In connection with the foregoing, the Company, pursuant to the authorization of the Compensation Committee of the Board, hereby adopts the following as the Gibraltar Industries, Inc. Non-Employee Director Stock Deferral Plan.

ARTICLE 1.
DEFINITIONS

The following words and phrases, when used in this Plan, shall have the following meanings, unless a different meaning is plainly required by the context:

.1.01 2016 Non-Employee Director Stock Plan means the Gibraltar Industries, Inc Stock Plan for Non-Employee Directors as authorized for adoption by the Committee.

.1.02 Affiliate means any corporation under common control with the Company within the meaning of Internal Revenue Code Section 414(b) and any trade or business (whether or not incorporated) under common control with the Company within the meaning of Internal Revenue Code Section 414(c).

.1.03 Annual Grant Date means: (a) for each calendar year that this Plan is in effect, in the case of a non-employee Director whose first election or appointment as a member of the Board occurs during such calendar year, the date on which such non-employee Director is elected or appointed to the Board; and (b) with respect any calendar year following the calendar year in which a non-employee Director was first elected or appointed as a member of the Board, the date that the Company issues Shares to the non-employee Directors under the terms of the 2016 Non-Employee Stock Plan

.1.04 Annual Stock Deferral means the number of Shares of Common Stock a non-employee Director is entitled to receive on an Annual Grant Date pursuant to the terms of the 2016 Non-Employee Director Stock Plan and which the non-employee Director has elected to defer the receipt of by delivering a Director Stock Deferral Election Form to the Committee no later than the time for delivery of such Director Stock Deferral Election Form to the Committee as provided for in Section 2.01(b) hereof.

.1.05 Award means an award of Shares which a non-employee Director is entitled to receive from the Company pursuant to the compensation program in effect for non-employee Directors, which Shares, when issued, will be issued pursuant to the terms of the 2016 Non-Employee Director Stock Plan.

.1.06 Beneficiary means any person, firm, corporation, trust or other entity designated, in writing, by a Participant to receive any payment or distribution required to be made under this Plan upon or after the Participant’s death, or if none, the Participant’s spouse, or, if neither, the Participant’s estate.

.1.07 Board of Directors or Board means the Board of Directors of the Company.

.1.08 Business Day means each day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required to close.

.1.09 Change in Control means the occurrence of any of the following:
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(a)during any twelve-consecutive month period, any “person” or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than the Company, an Affiliate of the Company or an employee benefit plan sponsored by the Company becomes the “beneficial owner” (as defined in section 13(d) of the Exchange Act) of thirty five percent (35%) or more of the then outstanding voting stock of the Company through a transaction which has not (or a series of transactions which have not) been arranged by or consummated with the prior approval of the Board of Directors; or
(b)a majority of the members of the Board of Directors is replaced during any consecutive twelve-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of appointment or election; or

(c) the consummation of a Merger Sale.

.1.10 Common Stock means the common stock (par value $0.01 per share) of the Company.
1.11 Committee means the Compensation Committee of the Board of Directors.
.1.12 Covered Individual means any current or former member of the Committee, any current or former officer or director of the Company and any employee or other individual designated by the Committee to assist it in the administration of this Plan as provided for by Section 3.02.
.1.13 Director Stock Deferral Election Form means the form which a non-employee Director is required to execute and deliver to the Committee in order to defer his receipt of the Shares of Common Stock which the non-employee Director is entitled to receive on an Annual Grant Date pursuant to the terms of the Non-Employee Director Stock Plan, which form;

(a) shall be delivered to the Company:

(i) in the first year that the non-employee Director is elected or appointed to the Board, no later than the date that the non-employee Director is elected or appointed to the Board; and

(ii) for a calendar year following the first calendar year in which the non-employee Director is elected or appointed to the Board, no later than December 31 of the calendar year ending immediately prior to the calendar year in which the Shares of Common Stock which would otherwise be issued to the non-employee Director under the Non-employee Director Stock Plan are to be deferred;

(b) shall specify that the non-employee Director desires to defer his or her receipt of the Shares which the non-employee Director would otherwise be entitled to receive on the applicable Annual Grant Date together with the manner in which the Shares whose receipt has been deferred by the non-employee Director are to be distributed; and

(c) shall contain such other information as may be determined by the Committee in its discretion.

.1.14 Disability means, with respect to any non-employee Director, a physical or mental disease, injury or condition which has been suffered by a non-employee Director and which, in the reasonable determination of the Committee, will prevent the non-employee Director from attending meetings of the Board and its committees or otherwise prevent the non-employee Director from devoting appropriate time and energy to his or her duties as a Director for a period of eight (8) months.

.1.15 Internal Revenue Code, Code and IRC each mean the Internal Revenue Code of 1986, as amended.

.1.16 Merger Sale means the consolidation, merger, or other reorganization of the Company, other than: (a) any such consolidation, merger or reorganization of the Company in which holders of Common Stock immediately prior to the earlier of: (i) the Board’s approval of such consolidation, merger or other reorganization; or (ii) the date of the stockholders meeting in which such consolidation, merger or other reorganization is approved; continue to hold more than seventy percent (70%) of the outstanding voting securities of the surviving entity immediately after the consolidation, merger, or other reorganization; and (b) any such consolidation, merger or other reorganization which is effected pursuant to the terms of a Merger Sale Agreement which provides that the consolidation, merger or other reorganization contemplated by the Merger Sale Agreement will not constitute a Change in Control for purposes of this Plan.

.1.17 Merger Sale Agreement means an agreement between the Company and any one or more other persons, firms, corporations or other entities (which are not Affiliates of the Company) providing for a consolidation, merger or other reorganization in which the holders of Common Stock of the Company immediately prior to the Company’s execution of such agreement do not hold more than seventy percent (70%) of the outstanding voting securities of the surviving entity immediately after the consummation of the consolidation, merger, or other reorganization contemplated by such agreement.

.1.18 Plan means this non-qualified plan of deferred equity based incentive compensation known as the Gibraltar Industries, Inc. Non-Employee Director Stock Deferral Plan.

.1.19 Share means a share of Common Stock.

.1.20 Termination of Service means that a non-employee Director has incurred a “Separation from Service” as defined in Section 409A of the Internal Revenue Code.

ARTICLE 2.
NON-EMPLOYEE DIRECTOR DEFERRALS OF STOCK

.2.01 Director Stock Deferrals.

(a)Each non-employee Director shall be entitled to defer his or her receipt of all but not less than all the Shares of Common Stock which the non-employee Director is entitled to receive pursuant to the terms of an Award on an Annual Grant Date pursuant to the terms of the 2016 Non-Employee Director Stock Plan. A non-employee Director’s election to defer his or her receipt of Shares of Common Stock which he or she is otherwise entitled to receive pursuant to the terms of an Award shall become irrevocable upon the delivery by the non-employee Director to the Company of an executed Director Stock Deferral Election Form.

(b)In order for a non-employee Director to defer his or her receipt of the Shares of Common Stock which the non-employee Director would otherwise be entitled to receive pursuant to the terms of an Award, the non-employee Director must execute and deliver a Director Stock Deferral Election Form to the Company on or before December 31 of the calendar year immediately preceding the year in which the Award would otherwise be issued to the non-employee Director under the 2016 Non-Employee Director Stock Plan. In the first calendar year that a non-employee Director is elected or appointed to the Board, in order to defer his or her receipt of any Shares which are to be issued pursuant to the terms of an Award, the non-employee Director must execute and deliver a Director Stock Deferral Election Form to the Company on or before the date the non-employee Director is elected or appointed to the Board.

.2.02 Effect of Deferral of Shares.

(a) If a non-employee Director elects to defer his or her receipt of the Shares of Common Stock which the non-employee Director would otherwise be entitled to receive pursuant to the terms of an Award pursuant to the terms of the Non-Employee Director Stock Plan, the Company shall not distribute to such non-employee Director the Shares of Common Stock which would otherwise have been issued to the non-employee Director pursuant to the terms of such Award and, instead, such Shares shall be distributed to the non-employee Director in accordance with whichever of the optional forms for distribution of such Shares provided for in Section 2.03 hereof has been selected by the non-employee Director in his or her Director Stock Deferral Election Form.

(b)During the period when a non-employee Director’s receipt of Shares is deferred in accordance with this Plan, the Director shall not be permitted to vote such Shares or otherwise exercise incidents of ownership with respect to such Shares.

(c)Notwithstanding Section 2.02(b), if a dividend would have been paid with respect to the deferred Shares during the period of deferral but for the non-employee Director’s election to defer receipt of the Shares, then, subject to the limit on the number of Shares that may be awarded under the 2016 Stock Plan for Non-Employee Directors, an additional award of Shares (“Dividend Equivalent Shares”) shall be made to the non-employee Director equal to (i) the value of the dividend that would have been paid with respect the Director’s deferred Shares but for the Director’s election to defer the Shares (ii) divided by the average Share price on the day such dividend would have been paid. Distribution of Dividend Equivalent Shares shall automatically be deferred and shall occur at the same time and in the same manner as the distribution of Shares on which the dividends would have been paid. During the period when the Director’s receipt of Dividend Equivalent Shares is deferred in accordance with the preceding sentence, dividends that would have been paid with respect to the Dividend Equivalent Shares but for such deferral shall be converted into additional Dividend Equivalent Shares which are also deferred in accordance with this Section 2.02(c).

.2.03 Distribution of Deferred Shares. Subject to the provisions of Section 2.04 hereof, the Shares which a non-employee Director has elected to defer his or her receipt of as permitted by this Plan shall be distributed to the non-employee Director:

(i) in one lump sum distribution made in the sixth (6th) calendar month following the calendar month in which the non-employee Director incurs a Termination of Service;

(ii) in five (5) substantially equal annual installments with the first annual installment be being made in the sixth (6th) calendar month following the calendar month in which the non-employee Director incurs a Termination of Service with each of the remaining four (4) annual installments being made in the month of January of each of the four (4) calendar years following the calendar year in which the first installment of Shares is issued to the non-employee Director; or

(iii) in ten (10) substantially equal annual installments with the first annual installment being made in the sixth (6th) calendar month following the calendar month in which the non-employee Director incurs a Termination of Service and the remaining nine (9) annual installments being made in the month of January of each of the nine (9) calendar years following the calendar year in which the first installment of Shares is issued to the non-employee Director;

whichever manner of distribution has been elected by the Director in his or her Director Stock Deferral Election Form. In connection with the foregoing, for purposes of Section 409Aof the Internal Revenue Code of 1986, as amended, each installment of Shares to be issued to a non-employee Director shall be treated as a separate payment. A non-employee Director may elect different forms of distribution (lump sum, five installments, ten installments) for Shares awarded to the Director in different years. Any Dividend Equivalent Shares awarded to the Director in accordance with Section 2.03 shall be distributed at the same time and in the same form as the underlying Shares with respect to which the Dividend Equivalent Shares were awarded. If any lump sum or installment distribution would include a fraction of a whole Share, that fraction shall be converted into cash based on the average Share price of the day preceding the day of distribution and distributed as cash.

.2.04 Distribution on a Change in Control. Notwithstanding the provisions of Section 2.03, upon the occurrence of a Change in Control, all of the Shares with respect to which a non-employee Director has deferred his or her receipt of (including any Dividend Equivalent Shares awarded in accordance with Section 2.03) shall be distributed to the non-employee Director in one installment on the day the Change in Control occurs.

.2.05 Distribution on Death. In the event that a non-employee Director incurs a Termination of Service as a result of his or her death, the Shares which the non-employee director has deferred his or her receipt of (including any Dividend Equivalent Shares awarded in accordance with Section 2.03) shall be distributed to the Beneficiary of the non-employee Director at the same time that such Shares would have been distributed to the non-employee Director if the non-employee Director had not died.

ARTICLE 3
ADMINISTRATION

.3.01 Administration of the Plan.

(a)The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority, in its discretion, to establish, from time to time, guidelines or regulations for the administration of the Plan, to interpret the Plan, and to make all determinations it considers necessary or advisable for the administration of the Plan. All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties. The Committee may correct any defect, supply any omission or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Plan.

(b)No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan. The Company shall, to the maximum extent permitted by applicable law and the Certificate of Incorporation and By-laws of the Company, indemnify and hold each Covered Individual harmless from and against any loss, cost or expense (including reasonable attorney fees) or liability (including any amount paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan or any Award granted pursuant to the Plan. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Certificate of Incorporation and By-laws of the Company.

.3.02 Allocation and Delegation of Responsibilities. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee may allocate among themselves and/or delegate to employees of the Company or other persons or parties any ministerial, clerical and recordkeeping responsibilities of the Committee relating to administration of the Plan. The Committee shall also have the authority to employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant or agent.

ARTICLE 4.
MISCELLANEOUS

.4.01 No Rights Created by Plan. Neither the establishment of the Plan nor any modification or termination hereof, nor the distribution of any Shares pursuant to the deferral by a non-employee Director of his or her right to receive shares under the terms of the Non-Employee Director Stock Plan shall be construed as giving any non-employee Director any legal or equitable right against the Company. In addition, under no circumstances shall the right of a non-employee Director to defer his or her receipt of Shares as permitted by this Plan or the distribution of Shares to a non-employee Director as contemplated by this Plan constitute an agreement by the Company, the Board of Directors or the stockholders of the Company to continue to nominate and elect the non-employee Director as a member of the Board.

.4.02 Designation and Change of Beneficiary. Each non-employee Director shall file with the Committee, or with such employee of the Company who has been designated by the Committee to receive the same, a written designation of one or more persons as the Beneficiary who shall be entitled to receive any Shares upon or after the non-employee Director’s death. A non-employee Director may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee or its designee. The last such designation received by the Committee or its designee shall be controlling; provided, how-ever, that no desig-nation, or change or revo-cation thereof, shall be effective unless received by the Committee prior to the non-employee Director’s death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a non-employee Director’s death, there is no designation of a Beneficiary in effect for the non-employee Director pursuant to the provisions of this Section 4.02, or if no Beneficiary designated by the non-employee Director in accordance with the provisions hereof survives to receive any Shares distributable under the Plan with respect to the non-employee Director after his or her death, the estate of the non-employee Director shall be treated as the non-employee Director’s Beneficiary for purposes of the Plan.

.4.03 Taxes. Each non-employee Director shall be solely responsible for payment of any and all federal, state and local taxes required by law to be paid with respect to the receipt of any Shares distributable to such non-employee Director as a result of a deferral of the non-employee Director’s right to receive Shares provided for by this Plan. With the approval of the Committee and subject to such terms and conditions as it may require, the amount of any such taxes may be paid in Shares previously owned by the non-employee Director, or by the surrender of a portion of the Shares that otherwise would be delivered or paid to such non-employee Director at the date for distribution of such shares provided for by this Plan, or by a combination of payments in cash and Shares.
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.4.04 No Assignment of Awards. No Shares which may be distributed to any non-employee Director pursuant to this Plan as a result of his or her deferral of the receipt of Shares to which he or she is entitled under the terms of the Non-Employee Director Stock Plan, (including the Beneficiary of any non-employee Director), shall, prior to any distribution of any such Shares to the non-employee Director or his or her Beneficiary, be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any such person, nor shall any such Shares be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Committee, except to such extent as may be required by law.

.4.05 Amendment or Termination.     The Committee may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time. Notwithstanding the foregoing, no amendment or termination of the Plan shall be effective to the extent that it has the effect of reducing the number of Shares that the any non-employee Director would otherwise be entitled to receive under the terms of this Plan as of the date such amendment or termination is effective based on his or her deferral of the receipt of Shares to which he or she is entitled under the terms of the Non-Employee Director Stock Plan.

.4.06 Successors. The obligations of the Company under this Plan shall be binding upon any successor Company or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor Company or organi-zation succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provision for the preservation of the rights of non-employee Directors under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

.4.07 Binding Effect. The provisions of the Plan shall be binding upon each non-employee Director, his or her successors and permitted transferees.

.4.08 Construed Under Applicable Federal Law and New York Law. This Plan shall be construed according to applicable Federal Law and the laws of the State of New York, without reference to its conflicts of laws principles, and all provisions hereof shall be administered according to such laws.

.4.09 Headings Not Part of Plan. Heading of sections and subsections of this Plan are inserted for convenience of reference only. They constitute no part of this Plan are not to be construed in the construction hereof.

.4.10 Counterparts. This Plan may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same Plan and may be sufficiently evidenced by any one counterpart.

.4.11 Effective Date. This Plan has been approved by the Committee March 24, 2016 and, subject to approval by the stockholders of the Company of the terms of the 2016 Non-Employee Director Stock Plan at the annual meeting of the Company’s stockholders to be held May 5, 2016 and, upon execution by an authorized officer of the Company, shall be effective as of January 1, 2016. In the event that the terms of the Non-Employee Director Stock Plan are not approved by the stockholders of the Company, this Plan shall not become effective.

.4.12 409A Savings Clause. If and to the extent that any provision of this Plan would result in the payment or deferral of compensation in a manner which does not comply with the provisions of Section 409A of the Code and the Treasury regulations promulgated thereunder, such provisions shall, to the maximum extent possible, be construed and interpreted in a manner which will cause such provisions to be implemented in a manner which complies with the applicable requirements of Section 409A and the Treasury regulations promulgated thereunder so as to avoid subjecting any Participant to taxation under Section 409A(a)(i)(A) of the Code.

IN WITNESS WHEREOF, the Gibraltar Industries, Inc. has caused this Plan to be executed as of the ____ day of _____________, 2016.

GIBRALTAR INDUSTRIES, INC.

By________________________